CONTACT: Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/sarah@net2phone.com

Net2Phone Reports 2nd Quarter Fiscal 2006 Financial Results

NEWARK, NJ – March 7, 2006 – Net2Phone, Inc. (Nasdaq: NTOP), a leading Voice over IP service provider, today announced results for the second quarter of fiscal 2006 ended January 31, 2006.

Firmwide revenue for the second quarter totaled $25.8 million, up 19% from revenue of $21.7 million from the prior quarter, and up 45% as compared with revenue of $17.8 million in the second quarter of fiscal 2005 (which included a $2.0 million reduction in revenue that resulted from a review of Net2Phone’s quarterly deferred revenue adequacy analysis).

Quarterly gross profit continued to improve, with second quarter gross profit of $10.5 million on 41% gross margins, up from $9.1 million on 42% gross margins in the first quarter of fiscal 2006 and $6.4 million on 36% gross margins in the second quarter of fiscal 2005 (which included a $2.0 million reduction in gross profit that resulted from a review of Net2Phone’s quarterly deferred revenue adequacy analysis).

Net loss for the second quarter was ($4.1) million compared to a net loss of ($7.2) million in the prior quarter and net loss of ($10.6) million in the second quarter of 2005. Net loss for the second quarter includes an $8.1 million net gain resulting from the termination of agreements with Altice One. During November 2005, Net2Phone received $18.8 million from Altice One, an investment fund with interests in cable properties, due to a recent change in ownership of those cable properties. The net gain generated by the termination of the Altice agreements, which is reflected in Other income (loss) in second quarter financial results, includes buy-out provision proceeds of $18.8 million reduced by a write-off of $6.9 million of Consideration paid to customers, $3.4 million in impairment of equipment and internally developed software related to the Altice deployments, and legal, arbitration and other expenses totaling $0.4 million. Net2Phone is seeking an additional payment from Altice of approximately Є25 million, which is the difference between $18.8 million (the amount of the initial payment) and the buyout payment Net2Phone believes is required by the agreements. The financial statements for the second quarter do not include any amounts relating to the aforementioned Є25 million nor any other claims or counterclaims of Altice and Net2Phone.

Net loss includes certain non-operational, non-cash and/or non-recurring items that management excludes in assessing Net2Phone's performance. As a result, Net2Phone also reports net income (loss) before special and non-cash items1 (adjusted for inventory obsolescence expense, non-recurring selling, general and administrative expense, depreciation and amortization, non-cash compensation, non-cash services provided by IDT, restructuring, severance, impairment and other items, interest income net, and other income (loss)), which excludes the impact that these aforementioned items have on Net2Phone's financial results.

[1]	The schedule accompanying this release provides reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this release.

To receive this by e-mail, fax this to 973-438-1829	Name (last, second): Company:	Fax: E-mail:

Net loss before special and non-cash items for the quarter improved to ($3.8) million, as compared with ($4.0) million in the prior quarter, and ($6.6) million in the second quarter of 2005 (which included a $2.0 million increase in net loss before special and non-cash items that resulted from a review of Net2Phone’s quarterly deferred revenue adequacy analysis). Net loss before special and non-cash items excludes, among other items, non-recurring selling, general and administrative expense. Non-recurring selling, general and administrative expense for the second quarter of fiscal 2006 of $2.4 million and $0.3 million in the prior quarter consisted entirely of expenses directly related to the tender offer commenced by IDT Corporation on November 10, 2005. Net income (loss) before special and non-cash items is not a term defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measurements used by other companies. Such non-GAAP measures should be considered in addition to, and not as a substitute for, performance measures calculated in accordance with GAAP.

Net2Phone believes that net income (loss) before special and non-cash items provides investors with a measure of Net2Phone’s operational and financial progress that corresponds with the measurements used by management. Management uses this measurement, instead of net income (loss), as a basis for allocating resources and making other daily operating decisions. The accompanying table includes a detailed reconciliation of net loss reported in accordance with generally accepted accounting principles to net loss before special and non-cash items.

Capital expenditures during the second quarter were $1.3 million, compared with $3.1 million in the prior quarter, and $2.6 million in the second quarter of 2005.

As of January 31, 2006, cash, cash equivalents and marketable securities stood at $99.2 million, including $20.1 million of restricted funds.

As of the end of the quarter, Net2Phone had more than 85,000 broadband telephony subscriber lines, including 13,000 subscribers from Altice One’s cable properties, which Net2Phone is no longer servicing as a result of the aforementioned change of ownership of the Altice cable properties. This is a 50% increase from 57,000 subscriber lines at the end of the prior quarter and up more than 200% from 25,000 subscribers at the end of the second quarter of 2005.

Distribution Channels

International Reseller: Revenue from Net2Phone’s partnerships with resellers including licensed telecom operators was $15.4 million in the second quarter, up 24% from the prior quarter’s revenue of $12.4 million and up 66% from $9.3 million in the second quarter of 2005 (which included a $1.1 million reduction in revenue that resulted from a review of Net2Phone’s quarterly deferred revenue adequacy analysis). This significant growth is primarily attributable to Net2Phone’s ability to sell its IP telephony services through multiple international channels, including telecommunications operators, ISPs, retail stores and local distributors in 89 countries. Net2Phone contracts with telecommunications and other broadband providers to sell a full suite of VoIP products to consumers and small businesses.

To receive this by e-mail, fax this to 973-438-1829	Name (last, second): Company:	Fax: E-mail:

Cable: Revenue from partnerships with cable operators was $2.0 million in the second quarter, up 39% from the prior quarter’s revenue of $1.5 million and up 518% from $0.3 million in the second quarter of 2005. As of the end of the second quarter, Net2Phone had executed contracts to serve cable operators serving franchises with over 3.2 million homes (including 520,000 homes in the Altice cable telephony properties), with cable telephony services marketed to more than 1.5 million of these homes (including 520,000 homes in the Altice cable telephony properties).

Consumer: Revenue from Net2Phone’s direct-to-consumer products and services was $5.8 million in the second quarter, as compared with $6.0 in the prior quarter and $5.2 million in the second quarter of 2005 (which included a $0.9 million reduction in revenue that resulted from a review of Net2Phone’s quarterly deferred revenue adequacy analysis). Consumer products include rechargeable calling cards, PC2Phone, software-based calling applications, and Voiceline broadband telephony services sold directly. Net2Phone has more than 100,000 active subscribers using various consumer services – and Net2Phone has kept that number stable for the past few years.

Carrier: Revenue from Net2Phone’s sale of wholesale traffic capacity to carriers was $2.5 million in the second quarter, up 32% from the prior quarter’s revenue of $1.9 million and down 17% from revenue of $3.0 million in the second quarter of 2005. Carrier is a low margin business. The primary focus of the Carrier business is to satisfy Net2Phone’s wholesale carrier purchasing needs as required to support its various products and services. Revenue is generated via the sale of excess carrier capacity as market opportunities arise from time to time. Growth this quarter was directly attributed to increased demand for excess capacity, though this is the first quarter of revenue growth in six quarters. The volatility in carrier revenue has impacted recent growth in Net2Phone’s overall revenue.

Merger Update

As previously reported, IDT Corporation, Net2Phone’s controlling stockholder, completed an unsolicited tender offer for all of the outstanding shares of Net2Phone’s common stock that IDT and its affiliates did not own for $2.05 per share in cash on January 27, 2006. On January 30, 2006, IDT announced that, as a result of the tender offer, IDT owned approximately 80.52% of the then-outstanding capital stock and 85.75% of the then-outstanding voting power of Net2Phone.

On February 17, 2006, IDT and Net2Phone jointly announced that they had executed a merger agreement providing for the acquisition of Net2Phone by IDT. Under the terms and subject to conditions described in the merger agreement, NTOP Acquisition, Inc., a wholly-owned subsidiary of IDT, would merge with and into Net2Phone, with Net2Phone continuing as the surviving corporation. If the merger is consummated, each issued and outstanding share of common stock and Class A common stock of Net2Phone, other than shares held by IDT or its subsidiaries or as to which dissenters’ rights have been perfected, will be canceled and converted automatically into the right to receive $2.05 in cash, without interest.

Net2Phone filed preliminary solicitation materials with the Securities and Exchange Commission (the “Commission”) on February 24, 2006, and intends to distribute final solicitation materials to seek stockholders’ written consents to approve and adopt the merger and the merger agreement as promptly as practicable. Net2Phone expects to close the merger promptly following receipt of the requisite stockholder approval, subject to the closing conditions described in the merger agreement. The Net2Phone board of directors is recommending that Net2Phone’s stockholders approve the transaction.

To receive this by e-mail, fax this to 973-438-1829	Name (last, second): Company:	Fax: E-mail:

As of March 3, 2006, Net2Phone shares beneficially owned by IDT represented approximately 87.2% of the voting power of Net2Phone’s outstanding capital stock. IDT has informed the Independent Committee that it intends to grant its consent in favor of the merger agreement and the merger. The consent of the shares controlled by IDT is sufficient under Delaware law and the Net2Phone Certificate of Incorporation to adopt the merger agreement and approve the merger. Accordingly, if the other conditions in the merger agreement are satisfied, Net2Phone is likely to complete the merger whether or not its remaining shareholders grant their consent.

THIS PRESS RELEASE SHALL NOT CONSTITUTE A SOLICITATION OF PROXIES FOR ANY PURPOSE. NET2PHONE HAS FILED A PRELIMINARY SCHEDULE 14A AND SCHEDULE 13E-3 WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER. THE DEFINITIVE SCHEDULE 14A WILL CONTAIN A CONSENT SOLICITATION STATEMENT AND OTHER DOCUMENTS FOR THE STOCKHOLDERS' TO CONSIDER IN DECIDING HOW TO VOTE ON THE PROPOSED TRANSACTION. NET2PHONE PLANS TO MAIL THE DEFINITIVE CONSENT SOLICITATION STATEMENT TO ITS STOCKHOLDERS. THE DEFINITIVE CONSENT SOLICITATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT NET2PHONE, THE PROPOSED MERGER AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND THE OTHER DOCUMENTS FILED WITH THE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TRANSACTION. THE CONSENT SOLICITATION STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER WILL BE AVAILABLE, AS AND WHEN FILED, FREE OF CHARGE AT THE SEC'S WEB SITE, WWW.SEC.GOV. IN ADDITION, THE CONSENT SOLICITATION STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE COMMISSION IN CONNECTION WITH THE MERGER WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY WRITING TO NET2PHONE AT THE ADDRESS SET FORTH IN THIS PRESS RELEASE.

THE PARTICIPANTS IN THE SOLICITATION INCLUDE NET2PHONE, IDT CORPORATION, HOWARD S. JONAS AND JAMES A. COURTER AND MAY INCLUDE THE RESPECTIVE AFFILIATES, DIRECTORS AND EXECUTIVE OFFICERS OF NET2PHONE AND IDT CORPORATION. INFORMATION CONCERNING THEM AND THEIR DIRECT AND INDIRECT INTERESTS IN NET2PHONE IS CONTAINED IN THE PRELIMINARY SCHEDULE 14A FILED WITH THE COMMISSION ON FEBRUARY 24, 2006.

About Net2Phone

Net2Phone provides VoIP PacketCable, SIP and wireless solutions around the world. As a leader in turnkey hosted VoIP telephony services, Net2Phone has routed billions of VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands more overseas. Net2Phone provides partners with a SIP-based broadband telephony solution, calling cards, prefix dialing and enterprise services in over 100 countries. Net2Phone helps cable operators deliver a high-quality, primary-line-type service that includes emergency calling, basic and enhanced features. For more information about Net2Phone's products and services, please visit www.net2phone.com.

To receive this by e-mail, fax this to 973-438-1829	Name (last, second): Company:	Fax: E-mail:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect Net2Phone's results include, but are not limited to, Net2Phone's ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes-Oxley Act and the rules and regulations adopted pursuant thereto, the Net2Phone's ability to expand its customer base, Net2Phone's ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute Net2Phone's products and meet or renew their financial commitments, Net2Phone's ability to address international markets, the effectiveness of Net2Phone's sales and marketing activities, the acceptance of Net2Phone's products in the marketplace, the timing and scope of deployments of Net2Phone's products by customers, fluctuations in customer sales cycles, customers' ability to obtain additional funding, technical difficulties with respect to Net2Phone's products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, Net2Phone's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, Net2Phone's ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this Press Release and in Net2Phone's filings with the Securities and Exchange Commission. In addition, the payment of any additional amount related to the termination of the Altice agreements is uncertain, and will be affected by uncertainties associated with any continued negotiation with Altice, or the results of arbitration proceedings. Consequently, there can be no assurance that Net2Phone will receive any portion of the additional Є25 million and/or the additional claims it is seeking from Altice. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to Net2Phone as of the date thereof, and Net2Phone assumes no obligation to update any forward-looking statement or risk factors.

To receive this by e-mail, fax this to 973-438-1829	Name (last, second): Company:	Fax: E-mail:

Net2Phone, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(All Numbers in 000's except EPS Calculation)	2Q06 January 31, 2006	2Q05 January 31, 2005	1Q06 October 31, 2005

Revenue	$25,799	$17,817	$21,726

Direct cost of revenue	$15,324	$11,376	12,608
Selling, general and administrative [a]	17,877	14,721	15,466
Depreciation and amortization	1,984	2,097	2,183
Non-cash services provided by IDT	2,231	(504)	(283)
Restructuring, severance, impairment and other items	24	887	(585)

Total cost and expense	37,441	28,577	29,389

Miscellaneous Income [b]	(249)	168	313

Loss from operations	$(11,891)	$(10,592)	$(7,350)

Interest income, net	486	571	244
Other Income (loss)	7,307	(581)	(103)

Net loss	$(4,098)	$(10,603)	$(7,209)

Net loss per common share—basic and diluted	$(0.05)	$(0.14)	$(0.09)

Weighted Average number of common shares used in the
calculation of basic and diluted net loss per common share	77,837	76,166	76,664

Cash, cash equivalents and marketable securities [c]	$99,156	$118,022	$89,009
Fixed assets (net)	19,841	20,010	23,817
Total assets	136,036	152,238	137,174
Total Stockholders' Equity	90,563	112,911	91,055

[a] Includes non-cash compensation of $1,305; $1,165, $1,677, respectively
[b] Includes estimation adjustment related to first quarter of fiscal 2006
[c] Includes restricted cash of $20,092; $27,880; $20,428, respectively

Net loss	$(4,098)	$(10,603)	$(7,209)
EXCLUDING
Inventory obsolescence expense	(93)	—	(9)
Non-recurring SG&A expense	(2,403)	(374)	(328)
Depreciation and amortization	(1,984)	(2,097)	(2,183)
Non-cash compensation	(1,306)	(1,165)	(1,677)
Non-cash services provided by IDT	(2,231)	504	283
Restructuring, severance, impairment and other items	(24)	(887)	585
Interest income, net	486	571	244
Other Income (loss)	7,307	(581)	(103)

Net loss before special and non-cash items	$(3,850)	$(6,573)	$(4,022)

Revenue by distribution channel

The following table summarizes Net2Phone's revenue by business channel:

International Reseller	15,446	9,286	12,424
Cable	2,038	330	1,464
Consumer	5,840	5,221	5,969
Carrier	2,475	2,980	1,869

Consolidated Total	$25,799	$17,817	$21,726

To receive this by e-mail, fax this to 973-438-1829	Name (last, second): Company:	Fax: E-mail: